UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2017

ServiceSource International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 17th St., 5th Floor

Denver, CO 80202

(Address of principal executive offices, including zip code)

(720) 889-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 29, 2017, ServiceSource International, Inc. (the “Company”) entered into a Settlement and Standstill Agreement (the “Agreement”) with Viex Capital Advisors, LLC and certain of its affiliates named therein (collectively, “Viex”), which beneficially own approximately 4.6% of the outstanding common stock of the Company (the “Common Stock”). The following is a summary of the material terms of the Agreement.

Pursuant to the Agreement, the Company agreed to include a proposal in its proxy statement for its 2018 Annual Meeting to amend the Company’s certificate of incorporation to provide for the declassification of the board of directors of the Company (the “Board”) and the annual election of all directors beginning at the Company’s 2019 annual meeting of stockholders (the “Declassification Proposal”). If the Declassification Proposal is approved, all members of the Board whose terms do not expire at the 2019 annual meeting of stockholders have agreed to resign and immediately be reappointed to a term expiring at the 2019 annual meeting of stockholders. The Agreement provides that the Board will recommend, support and solicit proxies for the approval of the Declassification Proposal.

Under the terms of the Agreement, from and after the date of the Agreement until the date that is ten (10) business days prior to the deadline for the submission of stockholder proposals for the Company’s 2019 Annual Meeting (the “Standstill Period”), Viex agrees not to, among other things, solicit proxies regarding any matter to come before any annual or special meeting of stockholders, or enter into a voting agreement or any group with stockholders other than Viex affiliates and current group members. In addition, among other standstill provisions, Viex agreed that, during the Standstill Period, Viex will, subject to certain exceptions, vote in favor of all matters recommended for approval by the Board and will not seek to make, or encourage any third party in making, any offer or proposal with respect to any business combination involving the Company and will not seek, or encourage any person, to submit nominees in furtherance of a contested solicitation for the election or removal of directors.

The Company also agreed that until the later of the expiration of the Standstill Period and December 31, 2018, the Board will not grant equity awards to members of the Board and executive officers pursuant to the Company’s 2011 Equity Incentive Plan that accelerate solely upon a change of control. The Board will be permitted, however, to grant equity awards to members of the Board and executive officers that contain “double trigger” acceleration, meaning that the equity awards will accelerate upon a change of control if the grantee is also terminated without cause or resigns for good reason.

Each of the parties to the Agreement also agreed to mutual non-disparagement obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December 29, 2017

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ PATRICIA ELIAS
Name:	Patricia Elias
Title:	Senior Vice President, General Counsel